Exhibit 99.1

June 1, 2009

To:           Board of Directors of CHDT Corporation
From:       Laurie Holtz
RE:           Resignation

Dear Board:

I hereby resign as Chief Financial Officer of CHDT Corporation, effective June 1, 2009.  I will remain as a director of the company.  My resignation is made for personal reasons, including my relocation to North Carolina,  and not the result of or fostered by any dispute with CHDT Corporation over any financial or accounting issues, or compliance issue,  concerning CHDT Corporation or any of its subsidiaries.

Sincerely,

Laurie Holtz